                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            CINERGY GLOBAL ONE, INC.

     Cinergy Global One,  Inc., a corporation  duly organized and existing under the General Corporation Law of the State of Delaware (the  "Corporation"),  does hereby certify that:

I.   The amendment to the  Corporation's  Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been  consented to in writing by the sole  stockholder,  in  accordance with Section 228 of the General Corporation Law of the State of Delaware.

II.  Articles NINTH and TENTH have been added to the  Corporation's  Certificate of Incorporation, such articles read in their entirety as follows:

          NINTH: The Corporation  authorizes  David L. Wozny,  Vice President of the Corporation, citizen of the United States of America, Passport No.
          155862784,  residing at West Chester,  OH, USA, born October 16, 1958, and Vladimir Prerad, Vice President of the Corporation, citizen of the
          United  States  of  America,   Passport  No.  Z7820409,   residing  at
          Cincinnati,   OH,  USA,  born  March  11,  1946,  to  investigate  the
          acquisition  of 100% of the  ownership  interests  of CZECHPOL  ENERGY spol. s r.o., a company  organized and existing  under the laws of the
          Czech Republic,  with its registered seat at Sviadnov,  O. Kisove 208,
          Czech Republic,  Business  Identification No. 00562408, as recorded in the Commercial Register located in Ostrava, the Czech Republic, volume
          C, entry 95 ("Czechpol").

          TENTH: The Corporation authorizes David L. Wozny, and Vladimir Prerad, acting  together,  the  power  and  authority  to  jointly  grant  the
          Corporation's  Power of Attorney,  to Vladimir Prerad to represent the
          Corporation,  effective  February 1, 2000 through May 31, 2000, in the investigation and subsequent  acquisition of Czechpol,  and to execute and perform all and any of the acts, deeds,  matters and things as are in  his  sole  judgment  necessary  to  conclude  the  acquisition  of
          Czechpol,  including  but not  limited to acting  before all  relevant authorities in The Czech Republic,  and to take such further action on behalf of the  Corporation  and in  exercise  of  rights of  ownership interests of Czechpol.

IN WITNESS  WHEREOF,  Cinergy Global One, Inc. has caused this Certificate to be executed  by  David  L.  Wozny,  its  authorized  officer,  on this  10th day of
February, 2000.

                           By: ______________________
                                 David L. Wozny
                                 Vice President